SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2011

SINO GAS INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Utah	000-51364	90-0438712
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No.18 Zhong Guan Cun Dong St.
Haidian District
Beijing 100083, People’s Republic of China
(Address of Principal Executive Offices)

86-10-82600527
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2011, Mr. Quandong Sun resigned as a director of the Board of Directors (the “Board”) of Sino Gas International Holdings, Inc. (the “Company”) effective immediately. In effect, Mr. Sun also resigned from the audit and compensation committees of the Board. Mr. Sun resigned for personal reasons and there were no disagreements between him and the Company on any matter that resulted in his resignation.

On October 19, 2011, Mr. Guowei Chen resigned as a director of the Board of Directors (the “Board”) of Sino Gas International Holdings, Inc. (the “Company”) effective immediately. In effect, Mr. Chen also resigned from the audit and compensation committees of the Board. Mr. Chen resigned for personal reasons and there were no disagreements between him and the Company on any matter that resulted in his resignation.

The Company has no current plans to fill the resulting vacancies.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Gas International Holdings, Inc.

Date: October 19, 2011	/s/ Yuchuan Liu
Name: Yuchuan Liu
Title: Chief Executive Officer